                                 AMENDMENT NO. 1

                         TO AGREEMENT AND PLAN OF MERGER

         AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of December
12, 2005 (this "Amendment"), by and among SPRINT NEXTEL CORPORATION, a Kansas corporation ("Parent"), AHI MERGER SUB INC., a Delaware corporation ("Buyer")
and wholly owned subsidiary of Parent, and ALAMOSA HOLDINGS, INC., a Delaware corporation (the "Company"). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Merger Agreement
(as defined below).

                                   WITNESSETH:

         WHEREAS, Sprint, Buyer and Alamosa have entered into that certain
Agreement and Plan of Merger, dated as of November 21, 2005 (the "Merger
Agreement"); and

         WHEREAS, the parties desire to amend certain provisions of the Merger
Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Buyer and the Company hereby agree as follows:

                                   ARTICLE I

                                   AMENDMENTS

          SECTION 1.1 Amendments to the Merger Agreement.

               (a) The third recital of the Preamble of the Merger Agreement is hereby amended and restated in its entirety to state as follows:

                    "WHEREAS, concurrently with the execution and delivery of
          this Agreement, and as a condition and inducement to Parent's entering into this Agreement, certain stockholders have entered into a stockholders agreement, dated as of the date hereof (the "Stockholders
          Agreement"), pursuant to which, among other things, such stockholders have agreed to vote their shares of the common stock, par value $0.01 per share, of the Company ("Company Common Stock") in favor of the
          Merger, subject to the terms and conditions contained therein;"

               (b) Section 1.6(b) of the Merger Agreement is hereby amended and restated in its entirety to state as follows:

                    "(b) All holders of Company Warrants shall be entitled to
          receive the excess, if any, of the applicable Common Stock Merger
          Consideration plus any cash to which such holders of Company Warrants would receive upon exercise thereof prior to the Effective Time over the applicable exercise price of the Company Warrant upon the surrender of any Company Warrant to the Paying Agent in accordance with Section 1.8(f). At the Effective Time, the Company Warrants will be automatically exercisable for the Merger Consideration and cash (if any) which the holder of the Company Warrant would have received immediately after the Effective Time if the holder had exercised the
          Company Warrant immediately prior to the Effective Time."

               (c) Section 1.8(f) of the Merger Agreement is hereby amended and restated in its entirety to state as follows:

                    "(f) Upon the surrender to the Paying Agent of an original copy of a Company Warrant, the Paying Agent shall pay to such holder the excess, if any, of the Common Stock Merger Consideration for each share of Company Common Stock represented by such Company Warrant plus any cash to which such holders of Company Warrants would have received upon exercise thereof prior to the Effective Time over the applicable exercise price. The procedures set forth in this Section 1.8 shall apply to any surrender of a Company Warrant."

                                   ARTICLE II

                                 REPRESENTATIONS

          SECTION 2.1 Parent, Buyer and Company Representations. Each of the
parties to this Amendment hereby represents to the others that (a) it has all necessary corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby, (b) the execution, delivery and performance by such party of this Amendment, and the consummation by such party of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of such party and (c) this
Amendment has been duly executed and delivered by such party and, assuming the due authorization, execution and delivery by the other parties, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and the discretion of the court before which any proceedings seeking injunctive relief or specific performance may be brought.

                                  ARTICLE III

                                  MISCELLANEOUS

          SECTION 3.1 Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

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          SECTION 3.2 Counterparts. This Amendment may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

          SECTION 3.3 Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of law thereof.

          SECTION 3.4 No Other Effect on the Merger Agreement. Except as
modified by this Amendment, all of the terms of the Merger Agreement are hereby ratified and confirmed and shall remain in full force and effect.

                            [Signature page follows.]

                                       3

         IN WITNESS WHEREOF, the Company, Parent and Buyer and have caused this
Amendment No. 1 to Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

                               SPRINT NEXTEL CORPORATION

                               By: /s/ Steven M. Nielson
                                   ------------------------------------
                                   Name:  Steven M. Nielson
                                   Title: Senior Vice President

                               AHI MERGER SUB INC.

                               By: /s/ Steven M. Nielsen
                                   ------------------------------------
                                   Name:  Steven M. Nielsen
                                   Title: Vice President

                               ALAMOSA HOLDINGS, INC.

                               By: /s/ David Sharbutt
                                   ------------------------------------
                                   Name:  David Sharbutt
                                   Title: Chief Executive Officer